EXHIBIT 10.6


STATE OF GEORGIA  ]
                  ]
COUNTY OF BULLOCH ]


                              AMENDED AND RESTATED
                               OPTION TO PURCHASE
                             (AND CONTRACT TO SELL)
                                   REAL ESTATE

         THIS AMENDED AND RESTATED OPTION TO PURCHASE AND CONTRACT TO SELL REAL ESTATE is made and entered into this 9th day of July 2001, by and among WILLIAM
R. LOVETT, BETTY LOVETT ROCKETT, CHARLES W. ROCKETT and JOYCE S. LOVETT (hereinafter collectively referred to as "Seller"); and FSNB, LLC, a Georgia limited liability company having its principal place of business in Statesboro (hereinafter referred to as "Purchaser").

                               W I T N E S E T H:

         WHEREAS, the Seller is the owner of that certain tract or parcel of land located in the 1209th G. M. District of Bulloch County, Georgia, more particularly described on that certain plat of survey by Lamar O. Reddick & Associates, dated August 1, 1983, a copy of which is attached hereto as Exhibit "A", containing 0.748 acres, and being bounded now or formerly as follows: North by lands of Mrs. M.B. Hendricks, Jr., Mrs. Ann F. Hook, and Mrs. Louise B. Simmons (now owned by Cecil and Marjorie Kennedy); East by the right of way of South Main Street; South by lands of F.C. Parker; and West by the right of way of South Walnut Street. Such property is the property on which the Bates Apartment building is located. Said afore described property, together with all improvements, fixtures, plants and trees situated thereon, and all hereditaments, appurtenances, rights, permits, licenses, easements and rights-of-way incident and appurtenant thereto shall be referred to herein as the "Property"; and

         WHEREAS, by Agreement dated February 2, 2001, William R. Lovett and Betty Lovett Rockett granted an option for the purchase of the Property to Jeffrey D. Pope (the "Original Option"); and

         WHEREAS, by Transfer and Assignment dated April 20, 2001, Jeffrey D. Pope transferred and assigned all of his rights and obligations under the Original Option to First Southern National Bank (proposed), its organizers, directors, successors, representatives and assigns (the "Bank"); and

         WHEREAS, the Bank assigned its rights and obligations under the Original Option to FSNB, LLC, a Georgia limited liability company which has been formed by the organizers of the Bank for the purpose of conducting business prior to the commencement of operations of the

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Bank; and

         WHEREAS, FSNB, LLC has caused a title search to be conducted on the Property and believes that Joyce Lovett and Charles W. Rockett may also have an ownership interest in the Property; and

         WHEREAS, the parties desire to clarify the identities of the Purchaser and Seller of the Property as set forth above; and

         WHEREAS, Seller has indicated to Purchaser that it intends to demolish and remove the structures located on the Property to achieve the highest and best use of the Property as a commercial building site; and

         WHEREAS, in consideration for an extension of the exercise time of its option to purchase the Property, Purchaser has agreed to increase the Purchase Price to cover Seller's expenditures for its desired removal of the existing structures; and

         WHEREAS, the parties desire to grant enter into a new Agreement regarding the revised terms and conditions of the option to purchase of the Property which shall supercede the Original Option.

         NOW, THEREFORE, for and in consideration of the Earnest Money described in Paragraph 2 below, the parties' mutual desire to amend and clarify the provisions of the Original Option and for other good and valuable consideration, in hand paid by Purchaser to Seller, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual promises, covenants and conditions contained herein, the Seller and Purchaser hereby agree as follows:

         1. OPTION TO PURCHASE REAL ESTATE. The Seller does hereby give and grant unto the Purchaser, its successors and assigns, the exclusive right and option to purchase all of the Property on the terms and conditions set forth in this Agreement. Should Purchaser fail to exercise the option prior to the Expiration Time, except as otherwise set forth in Section 12, the Purchaser shall forfeit all Earnest Money paid to Seller as described more fully in Paragraph 2.

         2. EARNEST MONEY. Purchaser and Seller acknowledge that Purchaser has paid to Seller the sum of THIRTY THOUSAND AND NO/100 ($30,000.00) DOLLARS as Earnest Money in consideration for the option to purchase the Property on the terms and conditions set forth in this Agreement. Said sum of $30,000.00 shall be referred to hereinafter as the "Earnest Money." Said Earnest Money shall be retained by Seller as consideration for the option granted to Purchaser to purchase the Property, whether or not the option is exercised prior to the Expiration Time, except as otherwise set forth in Sections 8 and 12. In the event Purchaser does exercise the option to purchase the Property, the Earnest Money will be applied to the

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Purchase Price, as described more fully in Section 3.

         3. PURCHASE PRICE AND TIME OF PAYMENT. If the option granted to the Purchaser to purchase the Property is exercised, the total purchase price for the Property payable from the Purchaser to the Seller at the closing of the sale of the Property (hereinafter referred to as the "Purchase Price") shall be Three Hundred Four Thousand Five Hundred and No/100 ($304,500.00) DOLLARS, and shall be payable as follows:

                  (a) The Earnest Money paid by the Purchaser to the Seller shall be credited against the portion of the Purchase Price paid at the closing of the transaction contemplated by this Agreement (hereinafter referred to as the "Closing").

                  (b) The balance of the Purchase Price shall be paid in certified or other readily available funds at the time of Closing.

Notwithstanding the foregoing, in the event that Seller shall utilize a contractor approved by Purchaser to conduct the demolition activities on the Property, Purchaser shall reimburse Seller for any out of pocket expenses relating to the demolition exceeding $4,500.00. Purchaser agrees that it shall pay all tippage fees related to the disposal of the structures.

         4. TERM. The option granted to Purchaser pursuant to this Agreement shall be effective from the date of this Agreement until 5:00 p.m. on Friday, September 28, 2001 (the "Expiration Time"). If not exercised as set forth in Paragraph 5 by the Expiration Time, said option shall expire and Seller shall be entitled to retain the Earnest Money as well as the liquidated damages described in Section 26, except as otherwise set forth in Section 12.

         5. EXERCISE. At any time prior to the Expiration Time, Purchaser may exercise the option to purchase the Property by a writing delivered to Seller as provided in Paragraph 15 below.

         6. CONTRACT UPON EXERCISE; DUTIES OF PARTIES UPON EXERCISE. Upon exercise of the option, the terms of purchase and sale shall be as set forth in this Agreement, including any exhibits or addenda hereto, all of which are incorporated herein by reference. Seller acknowledges that it is Seller's intention to demolish all structures located on the Property. In connection therewith:

         (A) Seller agrees as follows:

              (1) Immediately upon exercise of the option by Purchaser,
                  Seller shall make arrangements mutually satisfactory to Seller and Purchaser for the Bates Apartment building and the storage structure on the Property to be demolished prior to the closing of the purchase of the Property by Purchaser. The demolition of the structures shall be completed within ten
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                  (10) days of the exercise of the option by Purchaser.
                  Purchaser and Seller shall mutually determine the identity of the persons or entities to conduct the demolition and removal of the structures and the timing of the demolition. In the event Seller does not permit Purchaser to approve the selection of the contractor to conduct the demolition activities, Purchaser shall not be liable to Seller for any costs of demolition exceeding $4,500.00.

             (ii) Following the demolition, Seller shall close the sale of the Property to Purchaser on the terms and conditions described below.

         (B) Purchaser agrees as follows:

              (i) Within ten (10) days of the exercise of the option, but in any event prior to commencement of the demolition activities contemplated above, Purchaser shall deliver the entire Purchase Price (less the Earnest Money previously paid to Seller) to Bob Lovett, Esq., Macon, Georgia, as escrow agent ("Escrow Agent"). The Escrow Agent shall hold such Purchase Price in escrow until the closing. Purchaser and Seller agree to execute a reasonable escrow agreement if required by the Escrow Agent.

             (ii) Purchaser agrees that it shall close the purchase of the
                  Property not more than three (3) business days from the date that the demolition activities (excluding removal activities) are completed on the Property. Demolition activities shall be deemed to be complete when both structures have been razed but shall not include removal activities.

            (iii) Purchaser also agrees to reimburse Seller for all lost rentals from the date the demolition activities commence until the date of Closing. Lost rentals shall be calculated based on the per diem apartment rental rates charged by Seller during the 2000-2001 lease term for the Bates Apartments. Purchaser shall not be liable to Seller for any lost rentals from the date following the date of exercise of the option through the date demolition activities commence, it being understood that any such delay shall be occasioned by Purchaser's agreement to allow Seller to retrieve certain items from the Property as set forth in Section 27 below.

         7. CLOSING/CLOSING DATE. As set forth above, closing of the transaction which is contemplated by this option to purchase shall take place not later than three (3) business days from the date that demolition activities are completed on the Property.

         8. EXAMINATION OF TITLE. At Closing, Seller agrees to furnish a good, marketable, fee simple title to the Purchaser subject to the approval of Purchaser's attorney. If

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defects are found in the examination of title by Purchaser's attorney, Seller shall be furnished with a written statement thereof, and this Agreement will thereby be automatically extended without further action on the part of the parties, for a period of thirty (30) days from the Expiration Time specified in Paragraph 4, within which time such defect shall be remedied by Seller unless such extension would be materially prejudicial to Purchaser, in which case the Earnest Money shall be returned to Purchaser and this Agreement shall terminate without further obligation by either party. It is understood and agreed that marketability of the title herein required to be furnished by the Seller shall be determined in accordance with Georgia law as supplemented by the Title Standards of the State Bar of Georgia. It is also agreed that any defect in title which comes within the scope of any of said Title Standards shall not constitute a valid objection on the part of the Purchaser, provided the Seller furnishes affidavits or other title papers, if any, required in the applicable standards to cure such defect.

         9. POSSESSION OF THE PROPERTY. At Closing, Seller shall deliver to Purchaser possession of the Property.

         10. INSPECTION OF PROPERTY. Purchaser, personally or through agents, employees, or contractors may go upon the Property following the execution of this Agreement and through the Expiration Time to inspect the Property, to conduct such soil, engineering, environmental, "wetlands" and other tests, investigations and analyses of the Property as Purchaser deems appropriate. Seller hereby agrees to cooperate fully with Purchaser and Purchaser's agents so as to allow Purchaser and Purchaser's agents the reasonable opportunity to inspect the Property and any other information respecting the Property. Purchaser shall pay all of his costs incurred in making such surveys, inspections, tests, analyses and investigations, and Purchaser, at his own expense, shall be responsible for the repair of any damages to the Property incurred by reason of Purchaser's inspection of the Property.

         11. DELIVERIES AT CLOSING. On the closing date, the Closing shall occur as follows, subject to the satisfaction of all of the terms and conditions of this Agreement:

                  (a) Seller shall convey to Purchaser, without exception for any title objections other than permitted title exceptions set forth in Exhibit "B", marketable fee simple title to the Property by limited warranty deed, duly executed and in recordable form.

                  (b) Seller shall deliver possession of the Property to Purchaser at Closing.

                  (c) Seller shall deliver to Purchaser an affidavit concerning
(i) the lack of existence of any boundary line disputes concerning the Property (except with respect to the driveway agreement set forth on Exhibit "B" hereto);
(ii) the lack of the existence of any person, other than Seller, being in possession of the Property and the lack of any other person having any right to possess the Property (except as set forth in Section 26 and Exhibit "B" hereto);
(iii) the making of or payment for any improvements or repairs by or for the account of, or at the

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insistence of Seller to or on the Property within three (3) months prior to the date of Closing; (iv) the lack of the existence of any legal proceedings against Seller which could affect Seller's title to the Property or the right or power of Seller to convey the Property to Purchaser in accordance with this Agreement; and (v) any other matters reasonably required by Purchaser or Purchaser's title insurer.

                  (d) Seller shall deliver to Purchaser an affidavit in form satisfactory to Purchaser to the effect that Seller is not a foreign person, corporation, foreign partnership, foreign trust or foreign estate for the purposes of Section 1445 of the Internal Revenue Code to establish that Purchaser has no obligation under such law to withhold and pay over to the Internal Revenue Service any part or the amount realized as shall be reasonably necessary for the consummation of this transaction.

                  (e) Seller and Purchaser shall deliver to each other such other instruments and documents as shall be reasonably necessary for the consummation of this transaction.

                  (f) At the Closing, upon Seller's delivery of the general warranty deed, affidavits and other documents (if any) required under any other terms of this Agreement, Purchaser shall pay the entire Purchase Price due at Closing to Seller, as set forth in Paragraph 3 of this Agreement.

                  (g) Purchaser shall pay (i) all costs of title examination and certification and all premiums for title insurance obtained by Purchaser on the general warranty deed; (ii) costs of recording the general warranty deed, any and all necessary easements and notice of option; (iii) fees and expenses of Purchaser's attorneys; and (iv) all other costs incurred by Purchaser. Seller shall pay (i) State of Georgia transfer tax (due on the conveyance of the property; (ii) all costs and expenses incurred to clear title to the property; and (iii) all other costs incurred by Seller.

                  (h) All ad valorem property taxes affecting the Property for the calendar year of the Closing shall be prorated between Seller and Purchaser as of the closing date. All ad valorem property taxes with respect to the Property required to be paid under applicable law prior to Closing shall be paid by Seller, even if assessed after the Closing. Any and all rollback taxes, special assessments, or other retroactive assessments which are made with respect to the Property and for any period of time prior to Closing shall be paid by Seller, even if assessed after Closing. In the event that the bill(s) for ad valorem property taxes affecting the Property for the calendar year of the Closing is not available at the time of the Closing, the proration shall be based upon either the tax bill for the immediately preceding year or the current millage rate and valuation, if available. In the event that upon the availability of tax information for the calendar year of the Closing this proration shall result in a malapportionment of ad valorem taxes, the parties shall reapportion the taxes between themselves, with any deficiency being paid on demand to the other party receiving the detriment of the malapportionment.


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


         12. CONDITIONS PURSUANT TO WHICH PURCHASER SHALL BE ENTITLED TO RETURN OF EARNEST MONEY. In the event that Purchaser shall fail to exercise the option to purchase the Property prior to the Expiration Time, Purchaser shall forfeit the Earnest Money to Seller unless one or more of the following conditions have occurred and are continuing as of the Expiration Time:

                  (a) Seller has materially breached its representations and warranties contained in this Agreement and fails to cure such breach within ten
(10) days after being notified of said breach. In such event, Purchaser shall be entitled to a full refund of all Earnest Money; or

                  (b) Seller cannot convey marketable title to Property as set forth in Section 8 hereof.

         13. REPRESENTATIONS AND WARRANTIES. Seller warrants and represents to Purchaser as follows:

                  (a) Seller owns unencumbered fee simple title to the Property, free and clear of all restrictions, liens, encumbrances, easements, leases, tenancies, encroachments, financing statements and agreements; and Seller will at the time of Closing convey marketable fee simple title to the Property to Purchaser by limited warranty deed, free and clear of all title objections, restrictions, liens, encumbrances, easements, leases, tenancies, encroachments, financing statements and agreements, except those permitted title exceptions set forth in Exhibit "B" hereto.

                  (b) There are no service contracts, maintenance contracts or other agreements which burden the Property, and the Property is free from any use and occupancy restrictions.

                  (c) Seller is not a party to any litigation or administrative proceeding affecting the Property or any part thereof or affecting Seller's right to sell the Property or any interest therein, and there is no pending or threatened litigation or administrative proceedings affecting the Property or any part thereof or affecting Seller's right to sell the Property or any interest therein. Seller shall give Purchaser notice of the institution of any such proceedings, or of its knowledge of any such threatened proceedings within five (5) days after Seller receives notice of the institution of threat of such proceeding, and in any event prior to Closing.

                  (d) Seller agrees not to alter or encumber in any way Seller's title to the Property after the date first above written without the prior written consent of Purchaser.

                  (e) All work done or materials furnished by or on behalf of Seller with respect to the Property will, at the time of Closing, have been paid for in full.

                  (f) The execution and consummation of this Agreement will not violate any

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judgment, order, decree or contract of which Seller is a party.

                  (g) Seller is not a party to, and shall not enter in to any other contract, written or verbal, to sell the Property while this Agreement is in force.

                  (h) No dispute exists concerning the location of the boundary lines and corners of the Property.

                  (i) The Property, nor any portion thereof, is or will be at the time of Closing, subject to a claim of adverse possession and no party other than Seller is in possession of the Property, except with respect to the leases set forth in Section 26 and Exhibit "B" hereto.

                  (j) Except as set forth in Section 26 and Exhibit "B" hereto, there are no leases or tenancies which affect the Property, and so long as this Agreement remains in force, Seller will not lease or convey any portion of the Property or any rights therein nor enter into any additional agreements or amendments to any agreements granting to any person or entity any right with respect to the Property or any part hereof.

                  (k) No assessments for taxes or other assessments have been made against the Property which are unpaid, except for ad valorem taxes for the current year, whether or not such assessments have become liens on the Property.

                  (l) The Property is in compliance with all applicable laws, ordinances, rulings regulations and codes, including, but not limited to, the Property being in compliance with all zoning ordinances. To the best knowledge and belief of the Seller, the Property is in compliance with all state and federal environmental protection laws and regulations. Seller or Seller's agents have received no notices from any governmental agency of any violation of the foregoing that have not been heretofore corrected.

         14. BROKERS COMMISSION. Each party warrants and represents to the other that such party has not employed or dealt with a real estate broker or agent in connection with the transaction contemplated hereby. The parties covenant and agree, each to the other, to indemnify the other against any loss, liability, costs, claims, demands, damages, actions, causes of action, and suits arising out of or in any manner related to the alleged employment or use by the indemnifying party of any real estate broker or agent.

         15. NOTICES. Any notices, requests, or other communications required or permitted to be given hereunder shall be in writing and shall be delivered (i) by U.S. Registered or Certified Mail, Return Receipt Requested, postage prepaid,
(ii) by delivery via a nationally recognized overnight courier service that obtains receipts or a recognized same-day courier service that obtains receipts, or (iii) by hand delivery. Each notice shall be addressed to each party at its address set forth below, or such other addresses as may be changed by the parties by written notice as herein provided. Any such notice, request, or other communication shall be

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

considered given or delivered, as the case may be, on the date of courier delivery, upon confirmation, or on the third day after the date of deposit in the U.S. mail as to notices sent only by certified mail.

               Purchaser:       F. Thomas David, President
                                FSNB, LLC
                                P.O. Box 567
                                Statesboro, Georgia 30459


               With a copy to:  Laura Marsh
                                Franklin, Taulbee, Rushing, Snipes & Marsh, P.C. 12 Siebald Street
                                P.O.  Box 327
                                Statesboro, GA 30459

               Seller:          Mr. William R. Lovett and Mrs. Betty L. Rockett
                                ______________________________
                                ______________________________

               With a copy to:  Bob Lovett
                                ______________________________
                                ______________________________


         16. TIME OF THE ESSENCE. Time is of the essence hereof.


         17. SURVIVAL OF AGREEMENT. All the terms and conditions of this Agreement not performed at or prior to Closing shall survive the Closing hereunder and shall not be merged into the closing documents.

         18. ENTIRE AGREEMENT. This Agreement, and the Exhibits and Addenda hereto, which are incorporated by reference herein, constitute the sole and entire agreement between the Purchaser and the Seller and no modification of this Agreement shall be binding unless attached hereto and executed by all parties to this Agreement. No representation, promise, or inducement not included in this Agreement shall be binding upon any party hereto, except by a written modification or Addenda to this Agreement executed by all parties hereto.

         19. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, and their respective successors and assigns. Either party may assign its rights and duties under this Agreement provided that any assignee of such party's rights and duties becomes bound to perform the terms and conditions hereof.

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


         20. GOVERNING LAW. This Agreement is being delivered and is intended to be performed in the State of Georgia and shall be construed and enforced in accordance with the laws of the State of Georgia.

         21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one and the same instrument.

         22. INTERPRETATION. Should any provision of this Agreement require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties have participated in the preparation hereof.

         23. COOPERATION IN TAX DEFERRED EXCHANGE. A material part of the consideration to each of Seller and Purchaser is that either party has the option to qualify this transaction as part of a tax deferred exchange under
Section 1031 of the Internal Revenue Code. Each party agrees to cooperate in an exchange by the other party provided such party incurs no additional liability, costs, or expenses.

         24. PERMITTED ASSIGNMENTS. In addition to the other terms of this Agreement, both parties specifically reserve the right to assign his/her/its rights, obligations and duties under this Agreement to a qualified intermediary within the meaning of Treasury Regulations Section 1.1031(k)-1(g)(4).

         25. TIME OFFER OF OPTION SHALL EXPIRE. If this proposed option shall not be accepted by Seller prior to 5:00 p.m. on February 5, 2001, as shall be indicated by Sellers' signatures below being delivered to Purchaser as indicated in Section 15, any offer created thereby shall be rescinded and shall terminate at such time.

         26. LEASES AFFECTING PROPERTY; LIQUIDATED DAMAGES FOR LOST RENTALS IF OPTION NOT EXERCISED BY PURCHASER. Purchaser and Seller acknowledge that the improvements located on the Property are used for operating an apartment building. Seller represents that all tenants have annual leases which are due to expire on July 31, 2001. Seller agrees Seller shall allow all present leases on the Property to lapse and shall not renew any leases nor enter into any new leases during the term of the option granted hereunder. Purchaser and Seller acknowledge that in the event the Property is not purchased by Purchaser prior to August 1, Seller will incur losses for lost rental with respect to its apartment building. In consideration for Seller's agreement not to renew or release the Bates Apartment building leases during the option term, Purchaser agrees that it will reimburse Seller for all lost rentals prior to the time the option is exercised and for any days between the date the structures are demolished and the closing date. All lost rentals shall be calculated

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

based on rental amounts for the Bates Apartments for the 2000-2001 lease term. Seller shall not be entitled to reimbursement for lost rentals for any days between the date following the exercise of the option and the date preceding the commencement of demolition as such time period is granted to Seller for the purpose of allowing Seller to remove certain items from the Property pursuant to
Section 27 below.


         27. PERSONALTY TO BE REMOVED AND RETAINED BY SELLER. Following the exercise of the option by Purchaser, Seller shall have not more than ten (10) days from the later of the date of the exercise of the option or July 31, 2001, to remove the following items of personalty from the Property:

         (a)      Swing on front porch
         (b)      Urns on front porch
         (c)      All refrigerators
         (d)      All stoves
         (e)      Any furnishings and furniture not attached to the house
         (f)      All ceiling fans
         (g) All draperies, blinds and window treatments (not to include actual windows)
         (h)      All items in storage room
         (i)      Air conditioning units.

Following removal by Seller of such items during the time period specified above, such items shall become the sole property of Seller. In the event that such items shall not be removed during the time period specified above, such items shall remain with the Property and be purchased by Purchaser as part of the Purchase Price.

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





         IN WITNESS WHEREOF, this Agreement has been executed by the parties under seal the day and year first above written.

                                         /s/ WILLIAM R. LOVETT
                                         ------------------------------------
                                         WILLIAM R. LOVETT

                                         /s/ JOYCE LOVETT
                                         ------------------------------------
                                         JOYCE LOVETT

Signed, sealed and delivered
in the presence of:

/s/ Jessica S. Savitz
---------------------------------
Witness

/s/ Jan A. Dinitto
---------------------------------
Notary Public
                           [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                         /s/ BETTY LOVETT ROCKETT
                                         ------------------------------------
                                         BETTY LOVETT ROCKETT

                                         /s/ CHARLES W. LOVETT
                                         ------------------------------------
                                         CHARLES W. LOVETT

Signed, sealed and delivered
in the presence of:

/s/ Jessica S. Savitz
---------------------------------
Witness

/s/ Jan A. Dinitto
---------------------------------
Notary Public


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                    [PURCHASER'S SIGNATURE ON FOLLOWING PAGE]

                                        FSNB, LLC



                                        By:   /s/ F. Thomas David
                                              __________________________________



                                        Attest: /s/ Laura T. Marsh
                                               _______________________________


Signed, sealed and delivered
in the presence of:

/s/ Kelly Sanchez
---------------------------------
Witness

/s/ Jan A. Dinitto
---------------------------------
Notary Public



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


                                   EXHIBIT "B"

(1)      Municipal, State and County taxes for 2001 and subsequent years.
(2) Any action by any municipal or governmental agency, including condemnation by any condemning authority (heretofore or hereafter taken), for the purpose of regulating the use, occupancy or zoning of the property described in this certificate or of any building, structure, minerals or material thereon.
(3)      Forgery or non sui juris conveyances in the chain of title.
(4) Existing utility easements and sanitary sewer lines; any roads or ways through the property; or the rights of others in and to any stream running through the property.
(5) Matters of record subsequent to the date of this certificate and matters affecting title which do not appear on the real property records, or which, if they are of record, are not indexed in such a manner that a reasonably prudent search would have revealed them to the examiner.
(6) All environmental matters arising from State or Federal rules, regulations, law or procedures, all hazardous waste rules, regulations, law or procedures, State or Federal, and any State or Federal rule or regulation as to underground tanks of any nature.
(7)      Any and all provisions of the Federal Wetlands Act.
(8) Loss by reason of any computational errors in the determination of the size of the area located within the boundary lines of the subject land.
(9) Any loss or claim of loss arising from or occasioned by the filing or pendency of any petition under any chapter of the U. S. Bankruptcy Act or pursuant to any insolvency or debtor's relief statutes of the State of Georgia.
(10) Liability under title certificate limited to amount of funds to be disbursed with respect to Property.
(11) That certain Driveway Agreement between George W. Simmons and M.G. Brannen, dated November 4, 1912, allowing a ten foot (10') access over the Property for the purpose of accessing a horse stable or barns. A copy of said agreement has been provided to Purchaser. While Purchaser and Seller believe that said agreement is now null and void, Purchaser agrees that it will purchase the Property subject to the potential existence of said ten foot (10') access.
(12)     Apartment leases expiring July 31, 2001.


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